UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2014

FAMOUS DAVE’S OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-21625	41-1782300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12701 Whitewater Drive, Suite 200, Minnetonka, MN	55343
(Address of principal executive offices)	(Zip Code)

(952) 294-1300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments

On December 29, 2014, the Registrant announced the closure of its three underperforming company-owned restaurants located in and around Richmond, Virginia. Additionally, the Registrant anticipates impairing the assets of up to four additional restaurants that underperformed during fiscal 2014. The impairment charges primarily relate to the write-off of the book value of the related assets, net of estimated proceeds from the sale of these assets (primarily derived from the sale of real property). The Registrant is currently in the process of determining the fair market value of these assets and expects to complete its valuation in the first quarter of 2015. Based on preliminary analysis, the Registrant expects to recognize expenses during the fiscal 2014 fourth quarter of up to approximately $4.5 million as a result of these charges.

A copy of the Registrant’s press release dated December 29, 2014 announcing the these charges is furnished as Exhibit 99.1 to this report.

Item 8.01 Other Events.

The disclosures under Item 2.06 are incorporated by reference in this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1	Famous Dave’s of America, Inc. Press Release dated December 29, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMOUS DAVE’S OF AMERICA, INC.

Date: December 29, 2014	By:	/s/Richard Pawlowski
Name: Richard Pawlowski
Title: Chief Financial Officer